SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2001

DTE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

STATE OF MICHIGAN (State or other jurisdiction of incorporation)	(Commission File Number)	38-3493465 (IRS Employer Identification No.)
DTE Enterprises, Inc.
2000 2nd Avenue, Detroit, Michigan 48226-1279
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 235-4000

N/A
(Former name or former address, if changed since last report)

Item 1-4.	Not Applicable.
Item 5.	Other Matters.

          On May 31, DTE Energy Company, a Michigan corporation (“DTE”), and MCN Energy Group Inc., a Michigan corporation (“MCN”), consummated the merger between DTE and MCN as contemplated by the Agreement and Plan of Merger, dated as of October 4, 1999 and as amended as of November 12, 1999 and as further amended as of February 28, 2001 (the “Amended Merger Agreement”), among DTE, MCN and DTE Enterprises, Inc., a Michigan corporation and wholly-owned subsidiary of DTE (“DTE Enterprises”). In accordance with the terms and subject to the conditions set forth in the Amended Merger Agreement, MCN merged with and into DTE Enterprises with DTE Enterprises as the surviving corporation (the “Merger”). As a result of the merger, MCN is now a wholly-owned subsidiary of DTE.

          As the surviving corporation in the Merger and as the successor in interest to MCN, DTE Enterprises will file any reports that may be required under the reporting requirements of the Securities Exchange Act of 1934, as amended, related to the debt obligations and other outstanding securities assumed by DTE Enterprises as a result of the Merger.

          For further information relating to the Merger, reference is made to the Form 8-K filed by DTE with the Securities and Exchange Commission on June 1, 2001.

Item 6.	Not Applicable.
Item 7(a)-(b).	Not Applicable.
Item 7(c).	Exhibits.
2.1	Agreement and Plan of Merger, dated as of October 4, 1999, as amended as of November 12, 1999, as further amended as of February 28, 2001 (incorporated herein by reference to Exhibit 2-2 to DTE’s Form 10-K for the year ended December 31, 2000).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTE ENTERPRISES, INC.
By:	/s/ T. A. HUGHES

	Name: Title:	T. A. Hughes Associate General Counsel

Date: June 6, 2001

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of October 4, 1999, as amended as of November 12, 1999, as further amended as of February 28, 2001 (incorporated herein by reference to Exhibit 2-2 to DTE’s Form 10-K for the year ended December 31, 2000).